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                                   EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-69726) of Dell Computer Corporation of our report dated June 29, 2001 relating to the financial statements and financial statement schedule of the Dell Computer Corporation 401(k) Plan, which appears in this Form 11-K.


/s/ PricewaterhouseCoopers LLP


Austin, Texas
September 20, 2001